Exhibit 12.1
CERTIFICATIONS PURSUANT TO SECTION 302 OF THE U.S. SARBANES-OXLEY ACT OF 2002
I, Gianfranco Ferrari, certify that:

(i)	I have reviewed this Annual Report on Form 20-F/A of Credicorp Ltd.; and
(ii)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By: /S/ GIANFRANCO FERRARI
Name: Gianfranco Ferrari
Title: Chief Executive Officer Dated: July 22, 2025